UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2025

Autonomix Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41940	47-1607810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Waterway Avenue, Suite 300
The Woodlands, TX 77380
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 588-6150

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	AMIX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 21, 2025, Autonomix Medical, Inc. (the “Company”) entered into a warrant exercise inducement offer letter (the “Inducement Letter”) with the holders (“Holders”) of certain existing warrants issued in November 2024 to purchase up to 1,477,596 shares of Company common stock (the “Existing Warrants”).

Pursuant to the Inducement Letter, the Company agreed to reduce the exercise price of the Existing Warrants to $1.723 per share, and the Holders agreed: (i) to exercise Existing Warrants to purchase 855,000 shares of Company common stock; and (ii) to prepay $1.722 per share of the reduced exercise price for Existing Warrants to purchase 622,596 shares of Company common stock in consideration of the Company further reducing the exercise price of such Existing Warrants to purchase 622,596 shares of Company common stock to $0.001 per share. In consideration of the foregoing, the Company agreed to issue the Holders new warrants to purchase up to a number of shares of Company common stock equal to 100% of the number of shares of Company common stock underlying the Existing Warrants, comprised of new Series B warrants to purchase up to 1,477,596 shares of Company common stock (the “Inducement Warrants” and the shares of Company common stock underlying the Inducement Warrants, the “Inducement Warrant Shares”) with an exercise term of 5.5 years from the initial exercise date.

The issuance of the shares of Company common stock underlying the Existing Warrants have been registered pursuant to an effective registration statement on Form S-1 (File No. 333-282940).  The Company anticipates receiving aggregate gross proceeds of up to approximately $2.5 million from the exercise (or prepayment) of the Existing Warrants before deducting fees and other expenses payable by it.

The Inducement Warrants are immediately exercisable and have an exercise price of $1.723 per share. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reorganizations or similar events affecting the Company’s common stock and the exercise price. The Inducement Warrants may only be exercised on a cashless basis if, commencing six months after issuance, there is no registration statement registering, or the prospectus contained therein is not available for, the resale of the shares of common stock underlying the Inducement Warrants by the Holder. The Holder of an Inducement Warrant may not exercise any such warrants to the extent that such exercise would result in the number of shares of common stock beneficially owned by such holder and its affiliates exceeding 4.99% or 9.99% (at the election of the holder) of the total number of shares of common stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99% (the “Beneficial Ownership Limitation”). In the event of certain fundamental transactions, the holder of the Inducement Warrants will have the right to receive the Black Scholes value of the Inducement Warrants calculated pursuant to a formula set forth in the Inducement Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of common stock.

The Company also agreed to file a registration statement providing for the resale of the Inducement Warrant Shares issuable upon the exercise of the Inducement Warrants (the “Resale Registration Statement”), on or before August 20, 2025, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within 180 days following the date of the Inducement Letter and to keep the Resale Registration Statement effective at all times until no holder of the Inducement Warrants owns any Inducement Warrant Shares.

Ladenburg Thalmann & Co. Inc. (“Ladenburg”) acted as placement agent in connection with the transactions summarized above, and received a cash fee of 8.0% of the aggregate gross proceeds, a placement agent warrant to purchase 6.0% of the shares underlying the Existing Warrants at an exercise price of 155% of the reduced exercise price, and reimbursement for certain expenses.

The representations, warranties and covenants contained in the Inducement Letter were made solely for the benefit of the parties to the Inducement Letter. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to such agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Inducement Letter is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Information concerning the subject matter of the representations and warranties may change after the date of the Inducement Letter, which subsequent information may or may not be fully reflected in public disclosures.

The forms of the Inducement Warrant, and Inducement Letter are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02         Unregistered Sales of Equity Securities.

The Company will issue the Inducement Warrants pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2). Neither the issuance of the Inducement Warrants nor the Inducement Warrant Shares will be registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The description of the Inducement Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

Item 8.01         Other Events.

On July 22, 2025, the Company issued a press release announcing the transactions described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, following the completion of the transactions described in Item 1.01 above, the Company will have a total of 4,877,625 shares of common stock outstanding.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description

4.1	Form of Inducement Warrant
10.1	Form of Inducement Letter
99.1	Press Release dated July 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONOMIX MEDICAL, INC.

By:	/s/ Trent Smith
Trent Smith
Chief Financial Officer

Dated: July 22, 2025